EXHIBIT 99.1

Houston Wire & Cable Company Reports Results for the Quarter Ended September 30, 2018

HOUSTON, Nov. 08, 2018 (GLOBE NEWSWIRE) -- Houston Wire & Cable Company (NASDAQ: HWCC) (the “Company”) announced operating results for the third quarter ended September 30, 2018.

Third Quarter 2018 Highlights

  Net income of $2.5 million, or $0.15 per diluted share
  Reduced debt by $6.7 million
  Sales of $90.1 million increased 10.9% over 2017
  Gross margin of 23.8% up 90 basis points compared with 2017

Third Quarter Summary
Houston Wire & Cable Company reported net income of $2.5 million, or $0.15 per diluted share, for the quarter ended September 30, 2018, compared to a net loss of $1.7 million, or a loss of $0.11 per diluted share, for the same quarter in 2017.  Operating income in the third quarter 2018 was $3.0 million compared to $2.0 million during the third quarter of 2017.

Jim Pokluda, President and Chief Executive Officer, commented, “We were pleased to post our fifth consecutive quarter of year-over-year revenue growth, as customer demand and end market strength remained much improved over the prior year. We estimate sales for our project business, which targets end markets for Utility Power Generation, Environmental Compliance, Engineering & Construction, Industrials, and Mechanical Wire Rope, increased 13%, while Maintenance, Repair, and Operations (MRO) sales were up 10%, as compared to the third quarter of 2017.”

Gross margin at 23.8% increased 90 basis points from the third quarter of 2017, primarily due to higher product margins driven by ongoing pricing discipline and product mix as metals prices remained relatively consistent year over year. Operating expenses at $18.3 million were up $1.8 million from Q3 2017 and $0.4 million sequentially.  During the quarter, these expenses were elevated by approximately $0.4 million as the Company completed two warehouse moves and one warehouse reorganization. Operating expenses as a percentage of revenue remained relatively flat to 2017 at 20.4%.

Debt for the quarter decreased by $6.7 million to $73.4 million, primarily from increased earnings and improved working capital efficiency, while the effective interest rate increased from 3.7% in the second quarter to 3.8% in the third quarter of 2018.

The effective tax rate for the quarter was a benefit of 6.4%, which included the impact of a release of the Company’s $1.0 million valuation allowance established in 2017 and the impact of lower corporate tax rates under the 2017 Tax Cuts and Jobs Act.

Mr. Pokluda further commented, “Our improved year-over-year results are being driven by on-going recovery of end-market activity, customer demand, and excellent execution of our strategic plan.  We are encouraged by these results, and remain laser focused on driving above market performance in the period ahead.”

Conference Call
The Company will host a conference call to discuss fourth quarter results today, Friday, November 9th, 2018, at 10:00 a.m., C.S.T.  Hosting the call will be James Pokluda, President and Chief Executive Officer, and Christopher Micklas, Vice President and Chief Financial Officer.

A live audio web cast of the call will be available on the Investor Relations section of the Company’s website at www.houwire.com.

Live call dial-in numbers are as follow:
Toll-Free: (800)-936-7954
International: (720)-545-0048
Conference ID # 2295115

Approximately two hours after the completion of the live call, a telephone replay will be available until November 16th, 2018.

Replay, Toll-Free #: (855)-859-2056
Replay, Toll #: (404)-537-3406
Conference ID # 2295115

About the Company
With 43 years of experience in the industry, Houston Wire & Cable Company, an industrial distributor, is a large provider of products in the U.S market. Headquartered in Houston, Texas, the Company has sales and distribution facilities strategically located throughout the United States.

Standard stock items available for immediate delivery include continuous and interlocked armor cable; instrumentation cable; medium voltage cable; high temperature wire; portable cord; power cable; primary and secondary aluminum distribution cable; private branded products, including LifeGuard™, a low-smoke, zero-halogen cable; mechanical wire and cable and related hardware, including wire rope, lifting products and synthetic rope and slings; corrosion resistant fasteners, hose clamps, and rivets.

Comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized online ordering capabilities and 24/7/365 service.

Forward-Looking Statements
This release contains comments concerning management’s view of the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may, and often do, vary materially from actual results.

Other risk factors that may cause actual results to differ materially from statements made in this press release can be found in the Company’s Annual Report on Form 10-K and other documents filed with the SEC. These documents are available under the Investor Relations section of the Company’s website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements.

HOUSTON WIRE & CABLE COMPANY
Consolidated Balance Sheets
(In thousands, except share data)

	September 30,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Accounts receivable, net
Trade	$60,022	$51,031
Other	4,981	6,365
Inventories, net	86,469	88,115
Income taxes	550	449
Prepaids	1,622	1,938
Total current assets	153,644	147,898

Property and equipment, net	11,522	11,355
Intangible assets, net	11,433	12,015
Goodwill	22,353	22,353
Deferred income taxes	1,123	—
Other assets	578	418
Total assets	$200,653	$194,039

Liabilities and stockholders' equity
Current liabilities:
Book overdraft	$1,728	$3,028
Trade accounts payable	9,350	8,449
Accrued and other current liabilities	16,517	16,823
Total current liabilities	27,595	28,300

Debt	73,403	73,555
Deferred income taxes	—	414
Other long term obligations	784	1,026
Total liabilities	101,782	103,295

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized: 20,988,952 shares issued: 16,523,439 and 16,491,181 outstanding at September 30, 2018 and December 31, 2017, respectively	21	21
Additional paid-in-capital	54,571	54,006
Retained earnings	104,344	97,336
Treasury stock	(60,065)	(60,619)
Total stockholders' equity	98,871	90,744
Total liabilities and stockholders' equity	$200,653	$194,039

 HOUSTON WIRE & CABLE COMPANY
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Sales	$90,074	$81,196	$268,952	$235,551
Cost of sales	68,681	62,626	204,723	183,732
Gross profit	21,393	18,570	64,229	51,819

Operating expenses:
Salaries and commissions	9,778	8,975	28,878	26,647
Other operating expenses	8,028	6,999	23,016	21,303
Depreciation and amortization	541	549	1,627	2,234
Total operating expenses	18,347	16,523	53,521	50,184

Operating income	3,046	2,047	10,708	1,635
Interest expense	739	543	2,156	1,492
Income before income taxes	2,307	1,504	8,552	143
Income tax (benefit) expense	(148)	3,215	1,544	2,361
Net income (loss)	$2,455	$(1,711)	$7,008	$(2,218)

Earnings (loss) per share:
Basic	$0.15	$(0.11)	$0.43	$(0.14)
Diluted	$0.15	$(0.11)	$0.42	$(0.14)
Weighted average common shares outstanding:
Basic	16,404,805	16,274,663	16,380,807	16,260,862
Diluted	16,563,245	16,274,663	16,492,217	16,260,862

HOUSTON WIRE & CABLE COMPANY
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2018	2017

Operating activities
Net income (loss)	$7,008	$(2,218)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,627	2,234
Stock-based compensation	1,085	770
Provision for inventory obsolescence	813	78
Deferred income taxes	(1,537)	3,163
Other non-cash items	93	195
Changes in operating assets and liabilities:
Accounts receivable	(7,668)	(12,619)
Inventories	833	(2,082)
Prepaids	316	(639)
Income taxes	(101)	(742)
Book overdraft	(1,300)	(1,293)
Trade accounts payable	901	(1,790)
Accrued and other current liabilities	(267)	4,031
Other operating activities	(264)	18
Net cash provided by (used in) operating activities	1,539	(10,894)

Investing activities
Expenditures for property and equipment	(1,210)	(1,307)
Cash received for acquisition	—	193
Net cash used in investing activities	(1,210)	(1,114)

Financing activities
Borrowings on revolver	270,609	243,651
Payments on revolver	(270,761)	(231,509)
Payment of dividends	(39)	(60)
Purchase of treasury stock/stock surrendered on vested awards	(138)	(74)
Net cash (used in) provided by financing activities	(329)	12,008

Net change in cash	—	—
Cash at beginning of period	—	—

Cash at end of period	$—	$—

CONTACT:

Christopher M. Micklas
Chief Financial Officer
Direct:  713.609.2114
Fax:  713.609.2168
cmicklas@houwire.com